                                 AMENDMENT NO. 1

                             PARTICIPATION AGREEMENT

The Participation Agreement (the "Agreement"), dated April 30, 2004, by and among AIM Variable Insurance Funds, a Delaware trust; A I M Distributors, Inc., a Delaware corporation, and GREAT-WEST LIFE & ANNUITY INSURANCE COMPANY, a Colorado life insurance company ("G-WL&A"), on behalf of itself and each of its segregated asset accounts listed in Schedule A hereto, as the parties hereto may amend from time to time (each, an "Account," and collectively, the "Accounts"); and as the principal underwriter of the Contracts ("UNDERWRITER"), is hereby amended as follows:

Schedule A of the Agreement is hereby deleted in its entirety and replaced with the following:

                                   SCHEDULE A

FUNDS AVAILABLE UNDER THE CONTRACTS

AIM V.I. Aggressive Growth Fund
AIM V.I. Basic Balanced Fund
AIM V.I. Basic Value Fund
AIM V.I. Blue Chip Fund
AIM V.I. Capital Appreciation Fund
AIM V.I. Capital Development Fund
AIM V.I. Core Equity Fund
AIM V.I. Demographic Trends Fund
AIM V.I. Diversified Income Fund
AIM V.I. Government Securities Fund
AIM V.I. Growth Fund
AIM V.I. High Yield Fund
AIM V.I. International Growth Fund
AIM V.I. Large Cap Growth Fund
AIM V.I. Mid Cap Core Equity Fund
AIM V.I. Money Market Fund
AIM V.I. Premier Equity Fund
AIM V.I. Real Estate Fund
AIM V.I. Small Cap Equity Fund
AIM V.I. Core Stock Fund
AIM V.I. Dynamics Fund
AIM V.I. Financial Services Fund
AIM V.I. Global Health Care Fund
AIM V.I. Leisure Fund
AIM V.I. Small Company Growth Fund
AIM V.I. Technology Fund
AIM V.I. Total Return Fund
AIM V.I. Utilities Fund

SEPARATE ACCOUNTS UTILIZING THE FUNDS

CONTRACTS                     FORM NUMBERS
---------                     ------------
Future Funds Series Account   GTDAMF92 Vol
                              GTGAMF92 ER
                              GTMSG184-1
                              GTSAMF191

COLI VUL - 2 Series Account   J355
COLI VUL - 7 Series Account   J350

Charles Schwab & Co., Inc.    J444MMFAPP
Schwab Variable Annuity       J444SAAPP
                              J434VAROR

All other terms and provisions of the Agreement not amended herein shall remain in full force and effect.

Effective date: April 30, 2004

                                        AIM VARIABLE INSURANCE FUNDS


Attest: /s/ Jim Coppedge                By: /s/ Robert H. Graham
        -----------------------------       ------------------------------------
Name: Jim Coppedge                      Name: Robert H. Graham
Title: Assistant Secretary              Title: President


                                        A I M DISTRIBUTORS, INC.


Attest: /s/ P. Michelle Grace           By: /s/ Gene L. Needles
        -----------------------------       ------------------------------------
Name: P. Michelle Grace                 Name: Gene L. Needles
Title: Assistant Secretary              Title: President


                                        GREAT-WEST LIFE & ANNUITY INSURANCE
                                        COMPANY


Attest: /s/ Ryan Logsdon                By: /s/ Chris Bergeon
        -----------------------------       ------------------------------------
Name: Ryan Logsdon                      Name: Chris Bergeon
Title: Sr Associate Counsel             Title: VP


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